EXHIBIT 10.2
PLEDGE AND SECURITY AGREEMENT
December 15, 2006
     This PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is entered into among by and among BANK OF AMERICA, N.A., with offices at 111 Westminster Street, Providence, Rhode Island 02903 (“BANA”), and WOLVERINE TUBE, INC., a Delaware corporation with its principal place of business at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801 (“Wolverine Tube”), and WOLVERINE JOINING TECHNOLOGIES, LLC, a Delaware limited liability company with its principal place of business at 235 Kilvert Street, Warwick, Rhode Island 02886 (“Wolverine Joining”) (Wolverine Tube and Wolverine Joining are hereinafter sometimes referred to individually as a “Company” and collectively, jointly and severally as the “Companies”).
BACKGROUND
     WHEREAS, reference is hereby made to that certain Amended and Restated Consignment Agreement dated as of April 28, 2005 (as amended from time to time and in effect, the “Consignment Agreement”) among the Companies and BANA, pursuant to which BANA extended a silver consignment facility and a silver forward contract facility to the Companies, as previously amended by (i) that certain First Amendment to Amended and Restated Consignment Agreement dated as of August 1, 2005; (ii) that certain Second Amendment to Amended and Restated Consignment Agreement dated as of February 22, 2006; and (iii) that certain letter agreement dated on or about November 9, 2006.
     WHEREAS the Companies have requested that BANA agree to certain further amendments and modifications of the Consignment Agreement, and BANA has agreed to do so, but only in accordance with the terms and conditions of that certain Third Amendment to Amended and Restated Consignment Agreement dated as of December 15, 2006 (the “Third Amendment”).
     WHEREAS, in order to induce BANA to agree to enter into the Third Amendment, and in consideration of the accommodations provided to the Companies by BANA thereunder and under the Consignment Agreement, the Companies wish to secure their obligations and liabilities to BANA under the Consignment Agreement and otherwise with the collateral granted pursuant to this Agreement;
     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1 Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings as set forth in the Consignment Agreement.
     Section 2 Creation of Security Interest. To secure the prompt, punctual, and faithful payment and performance of all and each of the Obligations of the Companies to BANA under, related to, or arising in connection with the Consignment Agreement, any documents related thereto or executed in connection therewith, and otherwise, whether now existing or hereafter arising, the Companies each hereby grants BANA a continuing security interest in and to, a lien on, and right of set-off with respect to, all right, title and interest of each Company in and to: (i) account no. 387148 maintained by Wolverine Tube with BANA and account no. 22359702 maintained by Wolverine Tube with Banc of America Securities LLC (“BAS”) pursuant to that certain Customer Agreement dated on or about December 15, 2006 (the “Customer Agreement”) among the Wolverine Tube, BANA and BAS (hereinafter, each of the accounts referred to in this clause (i) shall be referred to collectively as the “Account”); (ii) all investment property, securities and other financial assets of any kind (including, without limitation, all “Financial Instruments” as defined in the Customer Agreement), all certificates of deposit, all cash and all other funds now or hereafter held in, credited to, or on deposit in the Account; (iii) all income now or hereafter earned therefrom and all investments now or hereafter made thereof; and (iv) with respect to each item of property referred to in the foregoing clauses (i) through (iii), all replacements, substitutions, additions, interest, and other distributions arising out of or in respect of any of the foregoing, all instruments relating to or evidencing any of the foregoing, all general intangibles relating to any of the foregoing, and all products and proceeds, both cash and non-cash, arising out of or in respect of any of the foregoing whether now existing or arising at any time in the future (all of which is referred to hereinafter as the “Collateral”).
     Section 3 Representations, Covenants and Warranties.
     3.1 The Companies hereby represent to BANA that:
     (a) At all times, the Collateral shall have a minimum liquidated cash value of not less than $9,500,000.00.
     (b) The Collateral is held and owned by the Companies, free and clear of all liens, encumbrances, attachments, security interests, pledges, and charges, is fully paid for and nonassessable, and is not subject to any restrictions to its free transferability and sale to the public.
     (c) The Companies have the full right, power and authority to pledge the Collateral and to grant the security interest in and lien on the Collateral as herein provided.
     (d) The execution, delivery and performance of this Agreement by the Companies does not and shall not result in the violation of any mortgage, indenture, contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which either Company is subject, or by which it or any of its property is bound.
     (e) This Agreement constitutes the legal, valid and binding obligation of the Companies in accordance with the terms hereof and has been duly authorized, executed and delivered.
     3.2 The Companies hereby covenant and agree that each Company shall:
     (a) Execute all such instruments, documents, and papers, and will do all such acts as BANA may reasonably request from time to time to carry into effect the provisions and intent of this Agreement, and will do all such other acts as BANA may reasonably request with respect to the perfection and protection of the security interest granted herein and the assignment effected hereby.
     (b) Keep the Collateral free and clear of all liens, encumbrances, attachments, security interests, pledges, and charges.
     (c) Deliver to BANA, if and when received by the Companies, any item representing, evidencing, or constituting any of the Collateral or proceeds of the Collateral, including, without limitation, any interest, cash dividends, or other distributions made on account of or in respect to any of the Collateral.
     Section 4 Restrictions on Collateral. The Companies agree that all of the Collateral shall be held as security for all of the Obligations. The Companies shall not be permitted to make any withdrawals from the Account or to receive any portion of the Collateral unless and until all Obligations have been indefeasibly satisfied in full. The Companies agree that until the Companies are entitled to a return of the Collateral, or so much thereof as remains, it shall not, without the express prior written consent of BANA, transfer the Collateral or any interest therein or enter into any agreement for the transfer of such Collateral, or permit or suffer any other liens, whether or not junior to the lien created hereby, to be created or to exist with respect to the Collateral.

     Section 5 Application of Collateral; Remedies.
     5.1 Without limiting the rights and remedies of BANA under this Agreement, the Consignment Agreement, the Customer Agreement or otherwise, in the event that any of the Obligations shall become due (whether upon maturity, acceleration or otherwise), the Companies hereby covenant and agree that BANA may, in its discretion, without first obtaining the further consent or instruction of either Company and without prior notice to either Company, dispose, set-off against and/or liquidate any of the Collateral in order to obtain collected funds and may apply all or any portion thereof in reduction or satisfaction, as the case may be, of the Obligations in such order and manner as BANA may determine to be appropriate, and the Companies shall remain liable for any deficiency remaining following such application. To the extent necessary or advisable (as determined by BANA in its sole discretion), BANA may also instruct BAS to take any of the foregoing actions in accordance with the terms of the Customer Agreement without the Companies’ further consent or instruction.
     5.2 In addition to all rights and remedies set forth in Section 5.1 above, and without intending to limit same in any manner, in enforcing the security interest in the Collateral, BANA shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.
     Section 6 BANA’s Right to File Financing Statements. Each Company hereby irrevocably authorizes BANA to file such financing statements as BANA deems necessary to further confirm and perfect its security interest in the Collateral.
     Section 7 Event of Default. The Companies hereby covenant and agree that (i) the Companies’ failure to comply with any obligation, representation, warranty or covenant contained herein shall constitute an Event of Default under the Consignment Agreement and (ii) the occurrence of any Event of Default under the Consignment Agreement shall constitute a default hereunder. The Companies hereby covenant and agree that the existence of an Event of Default shall not be a condition to BANA’s exercise of any of its rights and remedies set forth in Section 5.1 above.
     Section 8 Designation As Attorney-In-Fact.
     8.1 Each Company hereby designates BANA as and for the attorney-in-fact of such Company to: endorse in favor of BANA, as pledgee, any of the Collateral; cause the transfer of any of the Collateral in and to such name as BANA, may from time to time, determine; and take such other actions with respect to the Collateral as BANA may reasonably determine to be appropriate. BANA may take such action with respect to the Collateral as BANA reasonably may determine to be necessary to protect and preserve its interest in the Collateral. BANA shall also have and may exercise at any time all rights, remedies, powers, privileges, and discretions of the Companies with respect to and under the Collateral.
     8.2 This designation, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of BANA, which BANA shall provide to the Companies from and after the indefeasible satisfaction of the Companies’ Obligations and the termination of the Consignment Agreement, and upon the Companies written request and at the Companies sole expense. BANA shall not be liable for any act or omission to act pursuant to this Agreement except for any act or omission to act as to which there is a final determination is made in a judicial proceeding (in which BANA has had an opportunity to be heard), which determination includes a specific finding that BANA had acted in a grossly negligent manner or in actual bad faith.
     Section 9 Rights and Remedies. The rights, remedies, powers, privileges, and discretions of BANA hereunder (herein, the “Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by BANA in exercising or enforcing any of BANA’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by BANA of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of BANA’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between BANA and any person, at any time, shall preclude the other or further exercise of BANA’s Rights and Remedies. No waiver by BANA of any of BANA’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. BANA’s Rights and Remedies may be exercised at such time or times and in such order of preference as BANA may determine. BANA’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations.
     Section 10 Obligations Not Affected. The obligations of the Companies hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (i) any exercise or nonexercise, or any waiver, by BANA of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (ii) any amendment to, modification of, or termination of, the Consignment Agreement, or any of the Obligations; (iii) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations; or (iv) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; in each case whether or not either Company shall have notice or knowledge of any of the foregoing.
     Section 11 BANA’s Exoneration. Except as expressly provided under applicable law with respect to a secured creditor’s duty to preserve collateral in the secured creditor’s possession, under no circumstances shall BANA be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral or any nature or kind or any matter or proceedings arising out of or relating thereto. BANA shall not be required to take any action of any kind to collect, preserve or protect its or the Companies’ rights in any of the Collateral or against other parties thereto. BANA’s prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.
     Section 12 No Waiver, etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged. No act, failure or delay by BANA shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by BANA of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. Each Company hereby waives acceptance and notice of acceptance of this Agreement and presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or any of the Collateral, and any and all other notices and demands whatsoever.
     Section 13 Notice, etc. All notices, requests and other communications hereunder shall be made in accordance with the terms of the Consignment Agreement.
     Section 14 Miscellaneous.
     14.1 This Agreement incorporates all discussions and negotiations between the parties concerning the matters included therein. No such discussions and negotiations, nor any custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by BANA to give notice to the Companies of any person’s having failed to observe and comply with any warranty or covenant included herein shall constitute a waiver of such warranty or covenant or the amendment of the subject provision. This Agreement shall not serve to limit or restrict any of the rights and remedies of BANA and/or BAS pursuant to the Consignment Agreement, the Customer Agreement or otherwise.
     14.2 The security interest in the Collateral granted by the Companies hereunder is in addition to, and is supplemental of, all other security interests and liens heretofore or hereafter granted by either Company to BANA.

     14.3 The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.
     14.4 This Agreement and all rights and obligations hereunder shall be binding upon each Company and its successors and permitted assigns, and shall inure to the benefit of BANA and its successors and assigns.
     14.5 If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Companies acknowledge receipt of a copy of this Agreement.
     14.6 This Agreement and all documents which relate hereto, which have been or may be hereinafter furnished BANA may be reproduced by BANA by any photographic, photostatic, microfilm, micro-card, miniature photographic, xerographic, or similar process, and BANA may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.
     14.7 Each Company shall indemnify, defend, and hold BANA and any agent, employee, officer, or representative of BANA, harmless of and from any claim (other than any claim as to which a final determination is made in a judicial proceeding (in which BANA has had an opportunity to be heard), which determination includes a specific finding that BANA had acted in a grossly negligent manner or in actual bad faith) brought or threatened against BANA or any such person so indemnified by any person (as well as from attorneys’ reasonable fees and reasonable expenses in connection therewith) on account of BANA’s relationship with either Company, or any other person obligated on account of the Obligations, the Consignment Agreement, or otherwise (each of which may be defended, compromised, settled, or pursued by BANA with counsel of BANA’s own selection, but at the expense of the Companies). This indemnification shall survive payment of the Obligations, and/or any termination, release, or discharge executed by BANA in favor of the Companies.
     14.8 It is intended that the within Agreement take effect as a sealed instrument.
[signature page follows]

     IN WITNESS WHEREOF, intending to be legally bound, the Companies and BANA have caused this Pledge and Security Agreement to be executed under seal as of the date first above written.

WITNESS:	WOLVERINE TUBE, INC.
/s/ Jennifer Brinkley	By: Title:	/s/ James E. Deason SR VP, CFO & Secretary
WOLVERINE JOINING TECHNOLOGIES, LLC
/s/ Jennifer Brinkley	By: Title:	/s/ James E. Deason VP and Treasurer
BANK OF AMERICA, N.A.
/s/ Audrey Reder	By: Title:	/s/ John A. McDonald S.V.P.
Signature Page to Pledge and Security Agreement